                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 3
                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                  THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                -----------------------
                                                                   1997         1996
                                                                ----------   ----------
PRIMARY EPS
-----------
Weighted Average Shares Outstanding .......................      6,079,267    6,049,768
Weighted Average Options Outstanding (Table I) ............        166,409      336,483
Weighted Average Warrants Outstanding (Table II) ..........             --           --
                                                                ----------   ----------
Weighted Average Shares and Share Equivalents Outstanding..      6,245,676    6,386,251
                                                                ==========   ==========

Net Income ................................................     $  612,000   $1,615,000
                                                                ==========   ==========
Earnings Per Common and Common Equivalent Share ...........     $     0.10   $     0.25
                                                                ==========   ==========


FULLY-DILUTED EPS
-----------------
Weighted Average Shares Outstanding .......................      6,079,267    6,049,768
Weighted Average Options Outstanding (Table I) ............        166,409      362,138
Weighted Average Warrants Outstanding (Table II) ..........             --           --
                                                                ----------   ----------
Weighted Average Shares and Share Equivalents Outstanding..      6,245,676    6,411,906
                                                                ==========   ==========
Net Income ................................................     $  612,000   $1,615,000
                                                                ==========   ==========
Earnings Per Common and Common Equivalent Share ...........     $     0.10   $     0.25
                                                                ==========   ==========


                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 3
                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                 TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING

                                                                                          THREE MONTHS ENDED
                                                                                              MARCH  31,
                                                                                      ----------------------------
                                                                                         1997            1996
                                                                                      ------------    ------------
PRIMARY EPS
-----------
Weighted Average Options Outstanding ..............................................      1,382,262       1,261,047
Average Exercise Price ............................................................   $      9.714    $      9.130
                                                                                      ------------    ------------

Exercise Proceeds .................................................................   $ 13,426,868    $ 11,513,583
                                                                                      ============    ============

Average FMV Per Share During Period ...............................................   $     9.1455    $     13.696
Shares Repurchased (limited to 20% of shares outstanding) .........................     (1,215,853)       (840,628)
Shares Repurchased Assuming Utilization of Tax Benefit on Exercise of Non-Qualified
  Options (1) .....................................................................             --         (83,936)
                                                                                      ------------    ------------
Total Shares Repurchased ..........................................................     (1,215,853)       (924,564)
                                                                                      ------------    ------------
Incremental Shares from Options ...................................................        166,409         336,483
                                                                                      ============    ============


FULLY-DILUTED EPS
-----------------
Weighted Average Options Outstanding ..............................................      1,382,262       1,261,047
Average Exercise Price ............................................................   $      9.714    $      9.130
                                                                                      ------------    ------------

Exercise Proceeds .................................................................   $ 13,426,868    $ 11,513,583
                                                                                      ============    ============

FMV Per Share End of Period .......................................................   $      9.375    $     14.250
Shares Repurchased ................................................................     (1,215,853)       (807,994)
Shares Repurchased Assuming Utilization of Tax Benefit on Exercise of Non-Qualified
   Options (1) ....................................................................             --         (90,915)
                                                                                      ------------    ------------
Total Shares Repurchased ..........................................................     (1,215,853)       (898,909)
                                                                                      ------------    ------------
Incremental Shares from Options ...................................................        166,409         362,138
                                                                                      ============    ============

(1) Non-qualified options generate a tax deduction for the Company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

                                                                      EXHIBIT 11
                                                                     PAGE 3 OF 3
                               THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING

                                              THREE MONTHS ENDED
                                                   MARCH 31,
                                        ---------------------------------
                                            1997               1996
                                        --------------    ---------------
PRIMARY EPS
-----------

Weighted Average Warrants
 Outstanding ........................           175,000           175,000
Exercise Price ......................   $         15.15   $         15.15
                                        ---------------   ---------------
Exercise Proceeds ...................   $     2,651,250   $     2,651,250
                                        ===============   ===============

Average FMV Per Share During
 Period .............................   $        9.1455   $        13.969
Shares Repurchased ..................                --                --
                                        ---------------   ---------------

Incremental Shares from Warrants ....                --                --
                                        ===============   ===============


FULLY-DILUTED EPS
-----------------
Weighted Average Warrants
 Outstanding ........................           175,000           175,000
Exercise Price ......................   $         15.15   $         15.15
                                        ---------------   ---------------
Exercise Proceeds ...................   $     2,651,250   $     2,651,250
                                        ===============   ===============

FMV Per Share End of Period .........   $         9.375   $        14.250
Shares Repurchased ..................                --                --
                                        ---------------   ---------------

Incremental Shares from Warrants ....                --                --
                                        ===============   ===============
